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                        CONTINGENT VALUE RIGHTS AGREEMENT


                                  by and among


                             ALAMOSA HOLDINGS, INC.,


                            ALAMOSA (DELAWARE), INC.


                                       and


                           [_______________________]




                       Dated as of [______________], 2003








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                                TABLE OF CONTENTS
                                -----------------

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RECITALS OF THE ISSUERS..................................................................................1

                                                 ARTICLE 1
                          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1       Definitions............................................................................1
Section 1.2       Compliance and Opinions................................................................7
Section 1.3       Form of Documents Delivered to Rights Agent............................................8
Section 1.4       Acts of Holders........................................................................9
Section 1.5       Notices, etc., to Rights Agent and Issuers............................................10
Section 1.6       Notice to Holders; Waiver.............................................................10
Section 1.7       Effect of Headings and Table of Contents..............................................11
Section 1.8       Successors and Assigns................................................................11
Section 1.9       Benefits of Agreement.................................................................11
Section 1.10      Governing Law.........................................................................11
Section 1.11      Legal Holidays........................................................................11
Section 1.12      Separability Clause...................................................................11
Section 1.13      No Recourse Against Others............................................................11
Section 1.14      Counterparts..........................................................................12

                                                 ARTICLE 2
                                              SECURITY FORMS

Section 2.1       Forms Generally.......................................................................12

                                                 ARTICLE 3
                                              THE SECURITIES

Section 3.1       Title and Terms.......................................................................12
Section 3.2       Registrable Form......................................................................15
Section 3.3       Execution, Authentication, Delivery and Dating........................................15
Section 3.4       Temporary Securities..................................................................16
Section 3.5       Registration, Registration of Transfer and Exchange...................................17
Section 3.6       Mutilated, Destroyed, Lost and Stolen Securities......................................18
Section 3.7       Payments with respect to CVR Certificates.............................................18
Section 3.8       Persons Deemed Owners.................................................................19
Section 3.9       Cancellation..........................................................................19

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                                                 ARTICLE 4
                                             THE RIGHTS AGENT

Section 4.1       Certain Duties and Responsibilities...................................................20
Section 4.2       Certain Rights of Rights Agent........................................................21
Section 4.3       Not Responsible for Recitals or Issuance of Securities................................22
Section 4.4       May Hold Securities...................................................................22
Section 4.5       Compensation and Reimbursement........................................................22
Section 4.6       Corporate Rights Agent Required; Eligibility..........................................22
Section 4.7       Resignation and Removal; Appointment of Successor.....................................23
Section 4.8       Acceptance of Appointment of Successor................................................24
Section 4.9       Merger, Conversion, Consolidation or Succession to Business...........................24
Section 4.10      Disqualification .....................................................................25

                                                 ARTICLE 5
                          HOLDERS' LISTS AND REPORTS BY RIGHTS AGENT AND COMPANY

Section 5.1       Issuers to Furnish Rights Agent Names and Addresses of Holders........................25
Section 5.2       Preservation of Information; Communications to Holders................................25


                                                 ARTICLE 6
                                                AMENDMENTS

Section 6.1       Amendments Without Consent of Holders.................................................26
Section 6.2       Amendments With Consent of Holders....................................................27
Section 6.3       Execution of Amendments...............................................................27
Section 6.4       Effect of Amendments; Notice to Holders...............................................27
Section 6.5       Reference in Securities to Amendments.................................................28

                                                 ARTICLE 7
                                                 COVENANTS

Section 7.1       Payment of Amounts, if any, to Holders................................................28
Section 7.2       Maintenance of Office or Agency.......................................................28
Section 7.3       Money for Security Payments to Be Held in Trust.......................................29
Section 7.4       Certain Purchases and Sales...........................................................30
Section 7.5       Written Statement to Rights Agent.....................................................30

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                                                ARTICLE 8
                                 REMEDIES OF THE RIGHTS AGENT AND HOLDERS
                                            ON EVENT OF DEFAULT

Section 8.1       Event of Default Defined; Acceleration of Maturity; Waiver of Default.................31
Section 8.2       Collection of Indebtedness by Rights Agent; Rights Agent May Prove
Debt....................................................................................................32
Section 8.3       Application of Proceeds...............................................................34
Section 8.4       Rights Agent May Enforce Claim Without Possession of Securities.......................34
Section 8.5       Restoration of Rights on Abandonment of Proceedings...................................35
Section 8.6       Limitations on Suits by Holders.......................................................35
Section 8.7       Unconditional Right of Holders to Institute Certain Suits.............................35
Section 8.8       Powers and Remedies Cumulative; Delay or Omission Not Waiver
                  of Default............................................................................36
Section 8.9       Control by Holders....................................................................36
Section 8.10      Waiver of Past Defaults...............................................................37
Section 8.11      Rights Agent to Give Notice of Default, But May Withhold in Certain
                  Circumstances.........................................................................37
Section 8.12      Right of Court to Require Filing of Undertaking to Pay Costs..........................37

                                                 ARTICLE 9
                                 CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.1       Issuers May Consolidate, Etc., Only on Certain Terms..................................38
Section 9.2       Successor Substituted.................................................................38


Annex A           Certificate for Contingent Value Rights
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                                       iii

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         CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [________________ ],
2003 (the "Agreement"), by and among ALAMOSA HOLDINGS, INC., a Delaware corporation (the "Company"), ALAMOSA (DELAWARE), INC., a Delaware corporation ("Alamosa Delaware" and, together with the Company, the "Issuers") and [_________________________ ], [a national banking association], as rights agent (the "Rights Agent").

                             RECITALS OF THE ISSUERS

         WHEREAS, the Issuers have duly authorized the creation of an issue of contingent value rights (the "Securities" or "CVRs"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuers have duly authorized the execution and delivery of this Agreement;

         WHEREAS, the CVRs will be issued as, and must be transferred as, a unit together with shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company ("Preferred Stock"), each such unit (a "Unit") to initially consist of 1 share of Preferred Stock and 73.61 CVRs; and

         WHEREAS, all things necessary have been done to make the Securities, when executed by the Issuers and authenticated and delivered hereunder, the valid obligations of the Issuers and to make this Agreement a valid agreement of the Issuers, all in accordance with their and its terms;

         NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is covenanted and agreed, for the equal and proportionate benefit of all Holders (as defined herein) of the Securities, as follows:


                                    ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

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         (b) all accounting terms used herein and not expressly defined herein shall have the meanings assigned to such terms in accordance with generally accepted accounting principles in the United States, and the term "generally accepted accounting principles" or "GAAP" means such accounting principles as are generally accepted as they may change from time to time;

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

         (d) each CVR shall be deemed to be "related" to the share of Preferred Stock underlying the Unit under which such CVR is originally issued.

         "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

         "Alamosa Delaware" means the Person (as defined herein) named as "Alamosa Delaware" in the first paragraph of this Agreement, until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Alamosa Delaware" shall mean such Person.

         "Automatic Extinguishment" has the meaning set forth in Section 3.1(f).

         "Board of Directors" means the board of directors of an Issuer or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of an Issuer, to have been duly adopted by the Board of Directors of such Issuer and to be in full force and effect on the date of such certification, and delivered to the Rights Agent.

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         "Business Day" means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York or in the State of the principal office of the Rights Agent are not authorized or obligated by law or executive order to close.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

         "Company" means the Person (as defined herein) named as the "Company" in the first paragraph of this Agreement, until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of each of the Issuers by its respective chairman of the Board of Directors, the president, any vice president, the controller, the treasurer, the secretary or any assistant secretary, and delivered to the Rights Agent.

         "Current Market Value" means the sum of the Weighted Average Price for all Trading Days during the Valuation Period.

         "CVR Certificate" means a certificate representing any of the CVRs.

         "Default Amount" means the amount, if any, by which the Discounted Target Price exceeds the Minimum Price.

         "Default Interest Rate" means 10% per annum.

         "Default Payment Date" means the date upon which the Securities become due and payable pursuant to Section 8.1(b), (c) or (d).

         "Discounted Target Price" means $3.40 discounted from the Maturity Date back to the Disposition Payment Date or the Default Payment Date, as the case may be, at a per annum rate of 10%. In each case, upon each occurrence of an event specified in Section 3.1(j), such amount, as it may have been previously adjusted, shall be adjusted pursuant to Section 3.1(j).

         "Disposition" means (i) a merger, consolidation or other business combination involving the Company as a result of which no shares of Common Stock shall remain outstanding, or (ii) a sale, transfer or other disposition, in one or a series of transactions,

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of all or substantially all of the assets of the Company; unless in the case of clauses (i) and (ii) such transaction is in connection with a transaction in which all of the shares of Common Stock are exchanged solely for other publicly traded equity securities of the Company or another Person, the successor assumes the obligations of the Issuers relating to the Securities, and appropriate adjustments are made to the Target Price, the Minimum Price, the Discounted Target Price, the Common Stock Value and other terms hereof to reflect such transaction and the economic benefits intended to be confirmed on the Securities under this Agreement (a "Nondisposition Event").

         "Disposition Payment Date" has the meaning set forth in Section 3.1(d).

         "Effective Date" means [____________], 2003.

         "Event of Default" has the meaning set forth in Section 8.1

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Notes" means the 12-1/2% Senior Notes, the 12-7/8% Senior Discount Notes and the 13-5/8% Senior Notes.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Indentures" means the New Senior Notes Indenture, the New Senior Discount Notes Indenture, the January 2001 Indenture, the February 2000 Indenture and the August 2001 Indenture.

         "Independent Financial Expert" means an independent nationally recognized investment banking firm.

         "Intra-Day Average Price" means, for any Trading Day, the average of the high and low sale price, regular way, or, in case no sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system or as quoted by the Nasdaq National Market with respect to securities listed or admitted to trading on another national securities exchange or quoted by the Nasdaq National Market, respectively, or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or quoted by the Nasdaq National Market, the average of the high and low quoted prices or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other quotation

                                       4
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system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Issuers.

         "Maturity Date" means [________________], 2004.

         "Maturity Payment Date" shall mean the third Business Day following the Maturity Date.

         "Minimum Price" means $2.82. Upon each occurrence of an event specified in Section 3.1(j), such amount, as it may have been previously adjusted, shall be adjusted pursuant to Section 3.1(j).

         "New Notes" means the 11% Senior Notes and the 12% Senior Discount
Notes.

         "Nondisposition Event" has the meaning as set forth in the definition of "Disposition."

         "Officers' Certificate" when used with respect to an Issuer means a certificate signed by the principal executive officer or principal financial officer of such Issuer in his or her capacity as such an officer, and delivered to the Rights Agent.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuers, and who shall be reasonably acceptable to the Rights Agent.

         "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Agreement, except: (a) Securities theretofore cancelled by the Rights Agent or delivered to the Rights Agent for cancellation; (b) from and after the earliest of a Default Payment Date, the Maturity Payment Date or the Disposition Payment Date, Securities, or portions thereof, for the payment of which money in the necessary amount has been theretofore deposited with the Rights Agent or any Paying Agent (other than the Issuers) in trust, or set aside and segregated in trust by the Issuers (if any of the Issuers shall act as Paying Agent) for the Holders of such Securities; and (c) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Agreement, other than any such Securities in respect of which there shall have been presented to the Rights Agent proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Issuers; provided, however, that in determining whether the Holders of the requisite Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, Securities owned by any of the Issuers or any Affiliate of the Issuers, whether held as treasury securities or otherwise, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Rights Agent shall be protected in relying upon any such request, demand,

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direction, consent or waiver, only Securities which the Rights Agent knows to be so owned shall be so disregarded.

         "Paying Agent" means any Person authorized by the Issuers to pay the amount determined pursuant to Section 3.1, if any, on any Securities on behalf of the Issuers, which initially shall be [_____________________].

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Reporting Service" means Bloomberg L.P. or, if the trading volume of the shares of Common Stock is not reported for any Trading Day on Bloomberg L.P., "Reporting Service" shall mean a financial information company selected in good faith by the Issuers.

         "Responsible Officer" when used with respect to the Rights Agent means any officer of the Rights Agent to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Rights Agent" means the Person named as the "Rights Agent" in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Rights Agent" shall mean such successor Rights Agent.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

         "Subsidiary" means each Person more than 50% of the outstanding Voting Securities of which is owned, directly or indirectly, by any of the Issuers and/or one or more Subsidiaries.

         "Target Price" means $3.40. Upon each occurrence of an event specified in Section 3.1(j), such amount, as it may have been previously adjusted, shall be adjusted pursuant to Section 3.1(j).

         "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

         "Valuation Period" means the six-month period immediately preceding (and including) the Maturity Date.

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         "vice president" when used with respect to any of the Issuers or the
Rights Agent, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president."

         "Voting Securities" means securities having ordinary voting power to elect a majority of the directors irrespective of whether or not stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

         The "Weighted Average Price" means, for each Trading Day, the product of: (a) the Intra-Day Average Price for such Trading Day, and (b) the quotient obtained by dividing (i) the trading volume of shares of Common Stock for such Trading Day (as reported by the Reporting Service), by (ii) the aggregate trading volume of shares of Common Stock during the Valuation Period (as reported by the Reporting Service).

         "11% Senior Notes" means the 11% Senior Notes due 2010 of Alamosa Delaware issued pursuant to the Indenture (the "New Senior Notes Indenture"), dated as of ______ __, 2003, between Alamosa Delaware and Wells Fargo Bank Minnesota, N.A. as Trustee, as amended or supplemented from time to time.

         "12% Senior Discount Notes" means the 12% Senior Discount Notes due 2009 of Alamosa Delaware issued pursuant to the Indenture (the "New Senior Discount Notes Indenture"), dated as of ______ __, 2003, between Alamosa Delaware and Wells Fargo Bank Minnesota, N.A. as Trustee, as amended or supplemented from time to time.

         "12-1/2% Senior Notes" means the 12-1/2% Senior Notes due 2011 of Alamosa Delaware issued pursuant to the Indenture (the "January 2001 Indenture"), dated as of January 31, 2001, between Alamosa Delaware and Wells Fargo Bank Minnesota, N.A. as Trustee, as amended or supplemented from time to time.

         "12-7/8% Senior Discount Notes" means the 12-7/8% Senior Discount Notes due 2010 of Alamosa Delaware issued pursuant to the Indenture (the "February 2000 Indenture"), dated as of February 8, 2000, between Alamosa Delaware and Wells Fargo Bank Minnesota, N.A. as Trustee, as amended or supplemented from time to time.

         "13-5/8% Senior Notes" means the 13-5/8% Senior Notes due 2011 of Alamosa Delaware issued pursuant to the Indenture (the "August 2001 Indenture"), dated as of August 15, 2001, between Alamosa Delaware and Wells Fargo Bank Minnesota, N.A. as Trustee, as amended or supplemented from time to time.

         Section 1.2 Compliance and Opinions. Upon any application or request by the Issuers to the Rights Agent to take any action under any provision of this Agreement, each of the Issuers shall furnish to the Rights Agent an Officers' Certificate stating that, in the opinion of the signor, all conditions precedent, if any, provided for in this Agreement

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relating to the proposed action have been complied with and an Opinion of
Counsel stating, subject to customary exceptions, that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include: (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.3 Form of Documents Delivered to Rights Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of an Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of such Issuer stating that the information with respect to such factual matters is in the possession of such Issuer unless such counsel knows or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Any certificate, statement or opinion of an officer of an Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuers unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of

                                       8
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reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Rights Agent shall contain a statement that such firm is independent.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         Section 1.4 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Rights Agent and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 4.1) conclusive in favor of the Rights Agent and the Issuers, if made in the manner provided in this Section.

         (b) The Issuers may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Agreement. If not set by the Issuers prior to the first solicitation of a Holder of Securities made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for such action shall be the later of ten days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Rights Agent pursuant to Section 5.1 of this Agreement prior to such solicitation. If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent, whether or not such Persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date. Nothing in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Securities on the date such action is taken.

         (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may be proved in any reason able manner which the Rights Agent deems sufficient.

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         (d) The ownership of Securities shall be proved by the Security
Register. Neither the Issuers nor the Rights Agent nor any agent of the Issuers or the Rights Agent shall be affected by any notice to the contrary.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Rights Agent, any Paying Agent or the Issuers in reliance thereon, whether or not notation of such action is made upon such Security.

         Section 1.5 Notices, etc., to Rights Agent and Issuers. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

         (a) the Rights Agent by any Holder or by the Issuers shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Rights Agent at its principal office; or

         (b) the Issuers by the Rights Agent or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Issuers addressed to them at c/o Alamosa Holdings, Inc., 5225 S. Loop 289, Lubbock, Texas 79424, Attention: Corporate Secretary, or at any other address previously furnished in writing to the Rights Agent by the Issuers.

         Section 1.6 Notice to Holders; Waiver. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Rights Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any

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provision of this Agreement, then any method of giving such notice as shall be satisfactory to the Rights Agent shall be deemed to be a sufficient giving of such notice.

         Section 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 1.8 Successors and Assigns. All covenants and agreements in this Agreement by the Issuers shall bind their successors and assigns, whether so expressed or not.

         Section 1.9 Benefits of Agreement. Nothing in this Agreement or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for sole benefit of the parties hereto and their successors and of the Holders.

         Section 1.10 Governing Law. THIS AGREEMENT AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 1.11 Legal Holidays. In the event that the Maturity Payment Date, the Disposition Payment Date or the Default Payment Date, as the case may be, shall not be a Business Day, then (notwithstanding any provision of this Agreement or the Securities to the contrary) payment on the Securities need not be made on such date, but may be made, without the accrual of any interest thereon, on the next succeeding Business Day with the same force and effect as if made on the Maturity Payment Date, the Disposition Payment Date or the Default Payment Date, as the case may be.

         Section 1.12 Separability Clause. In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.13 No Recourse Against Others. A director, officer, employee or stockholder, as such, of any of the Issuers or the Rights Agent shall not have any liability for any obligations of such Issuer or the Rights Agent under the Securities or the Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         Section 1.14 Counterparts. This Agreement shall be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.


                                    ARTICLE 2

                                 SECURITY FORMS

         Section 2.1 Forms Generally. The Securities and the Rights Agent's certificate of authentication shall be in substantially the forms set forth in Annex A, attached hereto and incorporated herein by this reference, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law or any rule or regulation pursuant thereto, all as may be determined by the officers executing such Securities, as evidenced by their execution of Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Securities shall be typewritten, printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                                    ARTICLE 3

                                 THE SECURITIES

         Section 3.1 Title and Terms. (a) The aggregate number of Securities which may be authenticated and delivered under this Agreement is limited to a number equal to [_________], except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5, 3.6 or 6.5 of this Agreement.

         (b) The Securities shall be known and designated as the "Contingent Value Rights" of the Issuers and shall be an unsecured obligation of the Issuers, and the Holders shall have no rights except for those rights explicitly provided for herein and shall not, by virtue of their ownership of Securities, have any of the rights of shareholders of either of the Issuers.

         (c) Subject to adjustment pursuant to Section 3.1(j) and subject to
Section 3.1(k), the Issuers shall pay (in the manner provided in Section 3.7) to each Holder on the

Maturity Payment Date, for each CVR held by such Holder, an amount, if any, as determined by the Issuers, by which the Target Price exceeds the greater of (i) the Current Market Value and (ii) the Minimum Price (the "Maturity Payment"). Such determinations by the Issuers absent manifest error shall be final and binding on the Issuers and the Holders. In connection with such determination, the Issuers shall promptly prepare and deliver to the Rights Agent an Officers' Certificate describing in reasonable detail the calculation in determining the Maturity Payment, if any, and, if they are making payment in shares of Common Stock and/or New Notes (as described in Section 3.7), determining the amount of shares of Common Stock and/or New Notes to be delivered for each CVR. The Issuers shall promptly mail a brief summary of the foregoing certificate to each Holder.

         (d) Subject to adjustment pursuant to Section 3.1(j) and subject to
Section 3.1(k), upon the consummation of a Disposition, the Issuers shall pay (in the manner provided in Section 3.7) to each Holder for each CVR held by such Holder an amount, if any, as determined by the Issuers, by which the Discounted Target Price exceeds the greater of (i) the amount of cash received for each share of Common Stock by the holders thereof as a result of the Disposition, plus the fair market value, as determined in good faith by an Independent Financial Expert, of the non-cash consideration, if any, received for each such share by the holders thereof as a result of such Disposition, assuming that such holder did not exercise any right of appraisal granted under law with respect to such Disposition, and (ii) the Minimum Price (the "Disposition Payment"). Such determination by the Issuers and such Independent Financial Expert absent manifest error shall be final and binding on the Issuers and the Holders. Such payment shall be made on the date (the "Disposition Payment Date") established by the Issuers, which in no event shall be more than 30 days after the date on which the Disposition was consummated.

         (e) The Issuers shall promptly give the Rights Agent an Officer's Certificate describing in reasonable detail the material terms of any Disposition, the amount of the Disposition Payment and the Disposition Payment Date. The Issuers shall promptly mail a brief summary of the foregoing certificate to each Holder.

         (f) If the closing prices of the Common Stock during 20 of any 30 consecutive Trading Days in the Valuation Period are greater than the Target Price, the CVRs will automatically be extinguished without further consideration or action by the Issuers or the Holders (the "Automatic Extinguishment"); provided that the Issuers shall (i) promptly prepare an Officers' Certificate stating that an Automatic Extinguishment has occurred and briefly stating the facts accounting for such Automatic Extinguishment, (ii) promptly file with the Rights Agent a copy of such certificate and (iii) promptly mail a brief summary thereof to each Holder. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system or as quoted by the Nasdaq National Market with respect to securities listed or admitted to trading on another national securities exchange or quoted by the Nasdaq National Market, respectively, or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or quoted by the Nasdaq National Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other quotation system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Issuers.

         (g) In the event the fair market value of any non-cash consideration received in a Disposition by holders of Common Stock is determined in good faith by an Independent Financial Expert, the Issuers shall cause the Independent Financial Expert to deliver to the Issuers, with a copy to the Rights Agent, a value report (the "Value Report") stating the methods of valuation considered or used and containing a statement as to the nature and scope of the examination or investigation upon which the determination of value was made. The Rights Agent shall make available a copy of the Value Report to each Holder who requests such Value Report. The determination in good faith of the Independent Financial Expert as set forth in the Value Report absent manifest error shall be final and binding on the Issuers and the Holders.

         (h) Notwithstanding any provision of this Agreement or the CVRs to the contrary, other than in the case of interest on the Default Amount, no interest shall accrue on any amounts payable on the CVRs to any Holder.

         (i) In the event that the Issuers determine in good faith that no amount is payable on the CVRs to the Holders on the Maturity Payment Date or the Disposition Payment Date, as the case may be, the Issuers shall give to the Rights Agent and each Holder prompt notice of such determination. Upon making such determination, absent manifest error, the Securities shall terminate and become null and void and the Holders thereof shall have no further rights with respect thereto. The failure to give such notice or any defect therein shall not affect the validity of such determination.

         (j) In the event that the Company shall at any time or from time to time, (v) pay a dividend or make a distribution on the outstanding shares of Common Stock, (w) subdivide the outstanding shares of Common Stock into a larger number of shares, (x) combine the outstanding shares of Common Stock into a smaller number of shares, (y) issue any shares of its capital stock in a reclassification of its Common Stock, or (z) consummate a Nondisposition Event then, and in each such case, the Target Price, the Minimum Price, the Common Stock Value and the Discounted Target Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Issuers) so that each Holder shall be entitled to receive such payments that such Holder would have been entitled to receive, had such event not occurred. Whenever an adjustment is made as provided in this
Section 3.1(j), the Issuers shall (i) promptly prepare an Officers' Certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent a copy of such certificate and (iii) promptly mail a brief summary thereof to each Holder. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained. Such adjustment absent manifest error shall be final and binding on the Issuers and the Holders. Each outstanding CVR Certificate shall thence forth represent that number of adjusted CVRs necessary to reflect such dividends, distributions, subdivision, combination, classification or consummation and reflect the adjusted Discounted Target Price, Target Price, Common Stock Value and Minimum Price.

         (k) In the event that either (i) all of the CVR Certificates shall have become due and payable pursuant to the terms hereof, and the Issuers have paid or caused to be paid or deposited with the Rights Agent or Paying Agent all amounts payable to the Holders under this Agreement, or (ii) an Automatic Extinguishment shall have occurred, then in either case this Agreement shall cease to be of further effect and shall be deemed satisfied and discharged. Notwithstanding the satisfaction and discharge of this Agreement, the obligations of the Issuers under Section 4.5 shall survive.

         (l) Each CVR shall automatically be extinguished without further consideration or action by the Issuers or the Holder thereof at such time as such CVR's related share of Preferred Stock shall be converted into shares of Common Stock pursuant to Section 8 of the Certificate of Designations, Powers, Preferences and Rights of the Preferred Stock, and all obligations of the Issuers under this Agreement as they relate to such CVR shall terminate and be of no further force or effect.

         Section 3.2 Registrable Form. The Securities shall be issuable only in registered form.

         Section 3.3 Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of each of the Issuers by its chairman of the Board of Directors or its president or any vice president or its treasurer, under its corporate seal which may, but need not, be attested. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were, at the time of execution, the proper officers of the Issuers shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Agreement, the Issuers may deliver Securities executed by the Issuers to the Rights Agent for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Rights Agent, in accordance with such Company Order, shall authenticate and deliver such Securities as provided in this Agreement and not otherwise.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Rights Agent, by manual or facsimile signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Agreement. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Security to the Rights Agent for cancellation as provided in Section 3.9, for all purposes of this Agreement such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Agreement.

         Section 3.4 Temporary Securities. Pending the preparation of definitive Securities, the Issuers may execute, and upon Company Order, the Rights Agent shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine with the concurrence of the Rights Agent. Temporary Securities may contain such reference to any provisions of this Agreement as may be appropriate. Every temporary Security shall be executed by the Issuers and be authenticated by the Rights Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

         If temporary Securities are issued, the Issuers will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Issuers designated for such purpose pursuant to Section 7.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuers shall execute and the Rights Agent shall authenticate and deliver in exchange therefor a like amount of definitive Securities. Until so exchanged, the Temporary Securities shall in all respects be entitled to the same benefits under this Agreement as definitive Securities.

         Section 3.5 Registration, Registration of Transfer and Exchange. The Issuers shall cause to be kept at the office of [__________] a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.2 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Securities and of transfers of Securities. [___________] shall be initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at the office or agency of the Issuers designated pursuant to Section 7.2, the Issuers shall execute, and the Rights Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new CVR Certificates representing the same aggregate number of CVRs represented by the CVR Certificate so surrendered that are to be transferred and the Issuers shall execute and the Rights Agent shall authenticate and deliver, in the name of the transferor, one or more new CVR Certificates representing the aggregate number of CVRs represented by such CVR Certificate that are not to be transferred.

         At the option of the Holder, CVR Certificates may be exchanged for other CVR Certificates that represent in the aggregate the same number of CVRs as the CVR Certificates surrendered at such office or agency. Whenever any CVR Certificates are so surrendered for exchange, the Issuers shall execute, and the Rights Agent shall authenticate and deliver, the CVR Certificates which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers, evidencing the same rights, and entitled to the same benefits under this Agreement, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for ex change shall (if so required by the Issuers or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4 or 6.6 not involving any transfer.

         Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities. If (a) any mutilated Security is surrendered to the Rights Agent, or (b) the Issuers and the Rights Agent receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuers and the Rights Agent such security or indemnity as may be required by them to save each of them and any agent of them harmless, then, in the absence of notice to the Issuers or the Rights Agent that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and, upon delivery of a Company Order, the Rights Agent shall authenticate and deliver, in ex change for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new CVR Certificate of like tenor and amount of Securities, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is to become due and payable within fifteen days, the Issuers in their discretion may, instead of issuing a new CVR Certificate, pay to the Holder of such Security on the Maturity Payment Date, the Disposition Payment Date or the Default Payment Date, as the case may be, all amounts due and payable with respect thereto.

         Upon the issuance of any new Securities under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Agreement equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 3.7 Payments with respect to CVR Certificates. (a) Payment of any amount on each CVR (the "Payment Amount") shall be made only upon presentation by the Holder thereof at the office or agency of the Issuers maintained for that purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Issuers for such purpose. Such payment on each CVR shall be made, in the Issuers' sole discretion, (i) in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts ("Cash") in an amount equal to the Payment Amount; provided, however, the Issuers may pay such amounts by wire transfer or check payable in such money, or (ii) by delivering New Notes with an aggregate Value equal to such Payment Amount, or (iii) by delivering shares of Common Stock with an aggregate Value equal to such Payment Amount, or (iv) by delivering a combination of Cash, New Notes and/or Common Stock with an aggregate Value equal to the Payment Amount; provided, however, that, subject to Section 3.7(b), the form of the Payment Amount and, if the Issuers elect to pay the Payment Amount in a combination of forms, the relative amount of each such form, shall be identical for each CVR. For purposes of this Agreement, (A) the "Value" of Cash shall be the nominal value thereof, (ii) the "Value" of each share of Common Stock shall be $2.82, subject to adjustment as set forth in Section 3.1(j) (the "Common Stock Value"), and (iii) the "Value" of each 11% Senior Note shall be such note's principal amount, and (iv) the "Value" of each 12% Senior Note shall be such note's accreted value on the date of payment. The Holder of the Securities shall furnish to the Issuers such forms, certificates, or other information as the Issuers may reasonably request to establish the legal entitlement of such Holder to an exemption from withholding taxes. In the event the Issuers do not receive such forms, certificates, or other evidence establishing a Holder's legal entitlement to exemption from withholding tax, then all payments and disbursements to be made by the Issuers pursuant to this Agreement or the Securities may be reduced by and subject to withholding taxes. The Issuers shall have no obligation to reimburse, equalize or compensate a Holder or other person for such withholding taxes.

         (b) If the Issuers elect to make any payments pursuant to Section 3.7(a) by delivering New Notes, any such payment made in respect of a Security originally issued in exchange for 13-5/8% Senior Notes or 12-1/2% Senior Notes will be made in New Senior Notes, and any payment made in respect of a Security originally issued in exchange for 12-7/8% Senior Discount Notes will be made in New Senior Discount Notes.

         (c) The resale of the shares of Common Stock and/or New Notes to be issued pursuant to this Section 3.7 will not be subject to the registration requirements of the Securities Act, except for any resale by any Person who may be deemed an "affiliate" (as such term is used in the Securities Act) of any of the Issuers.


         Section 3.8 Persons Deemed Owners. Prior to the time of due presentment for registration of transfer, the Issuers, the Rights Agent and any agent of the Issuers or the Rights Agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuers, the Rights Agent nor any agent of the Issuers or the Rights Agent shall be affected by notice to the contrary.

         Section 3.9 Cancellation. All Securities surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and shall be promptly canceled by it. The Issuers may at any time deliver to the Rights Agent for cancellation any Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Rights Agent (or to any other Person for delivery to the Rights Agent) for cancellation any Security previously authenticated hereunder which the Issuers have not issued and sold and all Securities so delivered shall be promptly canceled by the Rights Agent. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Securities held by the Rights Agent shall be disposed of as directed by a Company Order.


                                    ARTICLE 4

                                THE RIGHTS AGENT

         Section 4.1 Certain Duties and Responsibilities. (a) With respect to the Holders of Securities issued, the Rights Agent, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants shall be read into this Agreement against the Rights Agent. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Rights Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) In the absence of bad faith on its part, prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Rights Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Rights Agent and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Rights Agent, the Rights Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Rights Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this Subsection
(c) shall not be construed to limit the effect of Subsections (a) and (b) of this Section; (ii) the Rights Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Rights Agent was negligent in ascertaining the pertinent facts; and
(iii) the Rights Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 8.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Rights Agent, or exercising any power conferred upon the Rights Agent, under this Agreement. No provision of this Agreement shall require the Rights

Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Rights Agent shall be subject to the provisions of this Section.

         Section 4.2 Certain Rights of Rights Agent. Subject to the provisions of Section 4.1:

         (a) the Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction or order of the Issuers mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of any Issuer may be sufficiently evidenced by a Board Resolution of such Issuer;

         (c) whenever in the administration of this Agreement the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d) the Rights Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (e) the Rights Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Rights Agent reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Rights Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority of the Outstanding Securities; provided that all reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be paid by the Issuers or, if paid by the Rights Agent or any predecessor Rights Agent, shall be repaid by the Issuers upon demand. Notwithstanding the security afforded to it by the terms of this Agreement, the Rights Agent may in its sole discretion require reasonable indemnity against such expenses or liabilities as a condition to proceeding; and

         (g) the Rights Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Rights Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         Section 4.3 Not Responsible for Recitals or Issuance of Securities. The Rights Agent shall not be accountable for the Issuers' use of the Securities or the proceeds from the Securities. The recitals contained herein and in the Securities, except the Rights Agent's certificates of authentication, shall be taken as the statements of the Issuers, and the Rights Agent assumes no responsibility for their correctness. The Rights Agent makes no representations as to the validity or sufficiency of this Agreement or of the Securities.

         Section 4.4 May Hold Securities. The Rights Agent, any Paying Agent, Security Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Sections 4.6, may otherwise deal with the Issuers with the same rights it would have if it were not Rights Agent, Paying Agent, Security Registrar or such other agent.

         Section 4.5 Compensation and Reimbursement. The Issuers agree:

         (a) to pay to the Rights Agent from time to time reasonable compensation for all services rendered by it hereunder;

         (b) except as otherwise expressly provided herein, to reimburse the Rights Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Rights Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Rights Agent's negligence or bad faith; and

         (c) to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this agency and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         Section 4.6 Rights Agent Required; Eligibility. There shall at all times be a Rights Agent hereunder which has a combined capital and surplus of at least $150 million and, to the extent there is such a person eligible and willing to serve, having an agency or office in the city of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Rights Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 4.7 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Rights Agent and no appointment of a successor Rights Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Rights Agent under Section 4.8.

         (b) The Rights Agent, or any rights agent or rights agents hereafter appointed, may resign at any time by giving written notice thereof to the Issuers. If an instrument of acceptance by a successor Rights Agent shall not have been delivered to the Rights Agent within thirty days after the giving of such notice of resignation, the resigning Rights Agent may petition any court of competent jurisdiction for the appointment of a successor Rights Agent.

         (c) The Rights Agent may be removed at any time by an Act of the Holders of a majority of the Outstanding Securities, delivered to the Rights Agent and to the Issuers.

         (d) If at any time:

                  (1) the Rights Agent shall cease to be eligible under Section
4.7 and shall fail to resign after written request therefor by the Issuers or by any such Holder, or

                  (2) the Rights Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Rights Agent or of its property shall be appointed, or any public officer shall take charge or control of the Rights Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Issuers, by Board Resolutions, may remove the Rights Agent, or (ii) the Holder of any Security who has been a bona fide Holder of a Security for at least three months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Rights Agent and the appointment of a successor Rights Agent.

         (e) If the Rights Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Rights Agent for any cause, the Issuers, by Board Resolutions, shall promptly appoint a successor Rights Agent. If, within one year after any removal by Holders of a majority of the Outstanding Securities, a successor Rights Agent shall be appointed by Act of the Holders of a majority of the Outstanding Securities delivered to the Issuers and the retiring Rights Agent the successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 4.8, become the successor Rights Agent and supersede the successor Rights Agent appointed by the Issuers. If no successor Rights Agent shall have been so appointed by the Issuers or the Holders of the Securities and accepted appointment within sixty days after the retiring Rights Agent tenders its resignation or is removed, the retiring Rights Agent may, or, the Holder of any Security who has been a bona fide Holder for at least three months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Rights Agent.

         (f) The Issuers shall give notice of each resignation and each removal of the Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name and address of the successor Rights Agent. If the Issuers fail to send such notice within ten days after acceptance of appointment by a successor Rights Agent, it shall not be a default hereunder but the successor Rights Agent shall cause the notice to be mailed at the expense of the Issuers.

         Section 4.8 Acceptance of Appointment of Successor. Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to the Issuers and to the retiring Rights Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Rights Agent shall become effective and such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Rights Agent; but, upon request of the Issuers or the successor Rights Agent, such retiring Rights Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Rights Agent all the rights and powers of the retiring Rights Agent, and shall duly assign, transfer and deliver to such successor Rights Agent all property and money held by such retiring Rights Agent hereunder. Upon request of any such successor Rights Agent, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Rights Agent all such rights and powers.

         No successor Rights Agent shall accept its appointment unless at the time of such acceptance such successor Rights Agent shall be qualified and eligible under this Article.

         Section 4.9 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Rights Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Rights Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Rights Agent, shall be the successor of the Rights Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Rights Agent then in office, any successor by merger, conversion or consolidation to such authenticating Rights Agent may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Rights Agent had itself authenticated such Securities.

         Section 4.10 Disqualification. If the Rights Agent shall at any time resign as trustee under any of the Indentures due to the requirements of Section 310(b) of the Trust Indenture Act, the Rights Agent shall resign as Rights Agent under this Agreement. The Issuers shall take prompt steps to have a successor appointed in the manner provided in this Agreement, provided that the Issuers shall make reasonable efforts such that the successor trustee appointed under the Indentures be also appointed as Rights Agent under this Agreement.

                                    ARTICLE 5

             HOLDERS' LISTS AND REPORTS BY RIGHTS AGENT AND COMPANY

         Section 5.1 Issuers to Furnish Rights Agent Names and Addresses of Holders. The Issuers will furnish or cause to be furnished to the Rights Agent
(i) not later than the Maturity Date a list, in such form as the Rights Agent may reasonably require, of the names and addresses of the Holders as of a date no more than 15 days prior to the time such list is furnished, and (ii) at such times as the Rights Agent may request in writing, within fifteen days after receipt by the Issuers of any such request, a list, in such form as the Rights Agent may reasonably require, of the names and addresses of the Holders as of a date not more than fifteen days prior to the time such list is furnished; provided, however, that if and so long as the Rights Agent shall be the Security Registrar, no such list need be furnished.

         Section 5.2 Preservation of Information; Communications to Holders. The Rights Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Rights Agent as provided in Section 5.1 and the names and addresses of Holders received by the Rights Agent in its capacity as Security Registrar. The Rights Agent may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

                                    ARTICLE 6

                                   AMENDMENTS

         Section 6.1 Amendments Without Consent of Holders. Without the consent of any Holders, the Issuers when authorized by their respective Board of Directors and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto or to the Securities, for any of the following purposes:

         (a) to convey, transfer, assign, mortgage or pledge to the Rights Agent as security for the Securities any property or assets; or

         (b) to evidence the succession of another Person to any of the Issuers, and the assumption by any such successor of the covenants of such Issuer herein and in the Securities; or

         (c) to add to the covenants of the Issuers such further covenants, restrictions, conditions or provisions as the Board of Directors of each of the Issuers and the Rights Agent shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Rights Agent upon such an Event of Default or may limit the right of the Holders of a majority of the Securities to waive such an Event of Default; or

         (d) to cure any ambiguity, or to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein; provided, that such provisions shall not reduce the benefits of this Agreement or the Securities to the Holders; or

         (e) to make any other provisions with respect to matters or questions arising under this Agreement; provided, that such provisions shall not adversely affect the interests of the Holders.

         Promptly following any amendment of this Agreement or the Securities in accordance with this Section 6.1, the Rights Agent shall notify the Holders of the Securities of such amendment; provided, that any failure so to notify the Holders shall not affect the validity of such amendment.

         Section 6.2 Amendments With Consent of Holders. With the consent of the Holders of a majority of the Outstanding Securities, by Act of said Holders delivered to the Issuers and the Rights Agent, the Issuers (when authorized by a Board Resolution) and the Rights Agent may enter into one or more amendments hereto or to the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or to the Securities or of modifying in any manner the rights of the Holders under this Agreement or to the Securities; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Security affected thereby:

         (a) modify the definition of Target Price, Minimum Price, Disposition Payment, Common Stock Value, Discounted Target Price, Maturity Date, Maturity Payment Date, Default Payment Date, Default Amount, Weighted Average Price, Valuation Period, Current Market Price or Default Interest Rate, modify Section 3.1(j) or otherwise extend the maturity of the Securities or reduce the amounts payable in respect of the Securities or modify any other payment term or payment date; or

         (b) reduce the number of CVRs, the consent of whose Holders is required for (i) any such amendment or (ii) waiver of an Event of Default under Section 8.10; or

         (c) modify any of the provisions of this Section 6.2, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each Security affected thereby.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 6.3 Execution of Amendments. In executing any amendment permitted by this Article, the Rights Agent shall be entitled to receive indemnity reasonably satisfactory to it, and (subject to Section 4.1) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent shall execute any amendment authorized pursuant to this Article VI if the amendment does not adversely affect the Rights Agent's own rights, duties or immunities under this Agreement or otherwise.

         Section 6.4 Effect of Amendments; Notice to Holders. Upon the execution of any amendment under this Article, this Agreement and the Securities shall be modified in accordance therewith, and such amendment shall form a part of this Agreement and the Securities for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Promptly after the execution by the Issuers and the Rights Agent of any amendment pursuant to the provisions of this Article, the Issuers shall mail a notice thereof by first class mail to the Holders of Securities at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such amendment. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

         Section 6.5 Reference in Securities to Amendments. If an amendment changes the terms of a Security, the Rights Agent may require the Holder of the Security to deliver it to the Rights Agent. Securities authenticated and delivered after the execution of any amendment pursuant to this Article may, and shall if required by the Rights Agent, bear a notation in form approved by the Rights Agent as to any matter provided for in such amendment. If the Issuers shall so determine, new Securities so modified as to conform, in the opinion of the Rights Agent and the Board of Directors of the Issuers, to any such amendment may be prepared and executed by the Issuers and authenticated and delivered by the Rights Agent in exchange for Outstanding Securities. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.


                                    ARTICLE 7

                                    COVENANTS

         Section 7.1 Payment of Amounts, if any, to Holders. The Issuers will duly and punctually pay the amounts, if any, in the manner provided for in
Section 3.7 on the Securities in accordance with the terms of the Securities and this Agreement. Such amounts shall be considered paid on the date due if on such date the Rights Agent or the Paying Agent holds in accordance with this Agreement Cash, New Notes and/or shares of Common Stock (deposited by the Issuers in accordance with the terms of this Agreement) sufficient to pay all such amounts then due. Notwithstanding any other provision of this Agreement, the Rights Agent and the Paying Agent shall comply with all U.S. federal withholding requirements with respect to payments to Holders that the Issuers, the Rights Agent or the Paying Agent reasonably believe are applicable under the Internal Revenue

Code of 1986, as amended, and the Treasury regulations thereunder. Amounts withheld in compliance with such withholding requirements shall, for purposes of this Agreement, be treated as paid to the Holder such withholding was made with respect to. The consent of Holder shall not be required for any such withholding.

         Section 7.2 Maintenance of Office or Agency. As long as any of the Securities remain Outstanding, the Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency (i) where Securities may be presented or surrendered for payment, (ii) where Securities may be surrendered for registration of transfer or exchange and (iii) where notices and demands to or upon the Issuers in respect of the Securities and this Agreement may be served. The office or agency of [___________] at [______________________] shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes. Any of the Issuers or any of their Subsidiaries may act as Paying Agent, registrar or transfer agent; provided that such Person shall take appropriate actions to avoid the commingling of funds. The Issuers will give prompt written notice to the Rights Agent of any change in the location of any such office or agency. If at any time the Issuers shall fail to furnish the Rights Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Rights Agent, and the Issuers hereby appoint the Rights Agent as its agent to receive all such presentations, surrenders, notices and demands.

         The Issuers may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuers will give prompt written notice to the Rights Agent of any such designation or rescission and any change in the location of any such office or agency.

         Section 7.3 Money for Security Payments to Be Held in Trust. If any of the Issuers or any of their Subsidiaries shall at any time act as the Paying Agent, it will, on or before a Maturity Payment Date, the Disposition Payment Date or the Default Payment Date, as the case may be, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the amounts, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Rights Agent of its action or failure so to act.

         Whenever the Issuers shall have one or more Paying Agents for the Securities, they will, on or before the Maturity Payment Date, the Disposition Payment Date or the Default Payment Date, as the case may be, deposit with a Paying Agent Cash (in same day funds), shares of Common Stock and/or New Notes sufficient to pay the amount, if any, so becoming due; such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Rights Agent) the Issuers will promptly notify the Rights Agent of such action or any failure so to act.

         The Issuers will cause each Paying Agent other than the Rights Agent to execute and deliver to the Rights Agent an instrument in which such Paying Agent shall agree with the Rights Agent, subject to the provisions of this Section, that (A) such Paying Agent will hold all sums held by it for the payment of any amount payable on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will notify the Rights Agent of the sums so held and (B) that it will give the Rights Agent notice of any failure by the Issuers (or by any other obligor on the Securities) to make any payment on the Securities when the same shall be due and payable.

         The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Rights Agent all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Rights Agent upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Rights Agent, such Paying Agent shall be released from all further liability with respect to such money.

         Any money (or securities of the Issuers) deposited with the Rights Agent or any Paying Agent, or then held by any of the Issuers, in trust for the payment on any Security and remaining unclaimed for one year after the Maturity Payment Date, the Disposition Payment Date or the Default Payment Date, as the case may be, shall be paid to the Issuers on Company Request, or (if then held by any of the Issuers) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Rights Agent or such Paying Agent with respect to such trust money (or securities of the Issuers) shall thereupon cease.

         Section 7.4 Certain Purchases and Sales. (a) Nothing contained herein shall prohibit any of the Issuers or any of their Subsidiaries or Affiliates from acquiring in open market transactions, private transactions or otherwise, the Securities.

         (b) The Issuers will not, and will not permit any of its subsidiaries or controlled Affiliates to, purchase any shares of Common Stock in open market transactions, privately negotiated transactions or otherwise, on any day during the period commencing 10 Trading Days before the Valuation Period and ending on the Maturity Date, except with respect to employee benefit plans and other incentive compensation arrangements in the ordinary course of business.

         Section 7.5 Written Statement to Rights Agent. Each of the Issuers will deliver to the Rights Agent, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of such Issuer's compliance with all conditions and covenants under this Agreement. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice under this Agreement.


                                    ARTICLE 8

                    REMEDIES OF THE RIGHTS AGENT AND HOLDERS
                               ON EVENT OF DEFAULT

         Section 8.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. "Event of Default" with respect to the Securities, means any one of the follow ing events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of all or any part of the amounts payable in respect of any of the Securities as and when the same shall become due and payable either at the Maturity Payment Date or the Disposition Payment Date, in the case of technical or administrative difficulties only if such default persists for a period of five days; or

         (b) default in the performance, or breach, of any covenant or warranty of the Issuers in respect of the Securities (other than a covenant or warranty in respect of the Securities, a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of thirty days after there has been given, by registered or certified mail, to the Issuers by the Rights Agent or to the Issuers and the Rights Agent by the Holders of at least twenty-five percent of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (c) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any of the Issuers in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of an Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty consecutive days; or

         (d) any of the Issuers shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, Rights Agent or sequestrator (or similar official) of such Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors.

The Events of Default described in subsections (c) and (d) above are collectively referred to as "Liquidation Events."

         If an Event of Default described above (except a Liquidation Event) occurs and is continuing, then, and in each and every such case, unless all of the Securities shall have already become due and payable, either the Rights Agent or the Rights Agent upon the written request of Holders of not less than 25 percent of the Securities then Outstanding hereunder by notice in writing to the Issuers (and to the Rights Agent if given by the Holders), may declare the Securities to be due and payable immediately, and upon any such declaration the Default Amount shall become immediately due and payable and, thereafter, shall bear interest at the Default Interest Rate until payment is made to the Rights Agent or Paying Agent. If a Liquidation Event occurs, unless all of the Securities shall have already become due and payable, the Securities shall, automatically and without any action by the Rights Agent or any Holder, become and be immediately due and payable, and the Default Amount shall become immediately due and payable and, thereafter, shall bear interest at the Default Interest Rate until payment is made to the Rights Agent or Paying Agent.

         Section 8.2 Collection of Indebtedness by Rights Agent; Rights Agent May Prove Debt. The Issuers covenant that in case default shall be made in the payment of all or any part of the Securities when the same shall have become due and payable, whether at the Maturity Payment Date, the Disposition Payment Date, the Default Payment Date or upon acceleration or otherwise, then upon demand of the Rights Agent, the Issuers will pay to the Rights Agent or Paying Agent for the benefit of the Holders of the Securities the whole amount in Cash, New Notes and/or shares of Common Stock (at the option of the Issuers) that then shall have become due and payable on all Securities (with interest from the date due and payable to the date of such payment upon the overdue amount at the Default Interest Rate); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Rights Agent and each predecessor Rights Agent, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Rights Agent and each predecessor Rights Agent, except as a result of its negligence or bad faith; provided, however, that on and after the occurrence of a Liquidation Event, payments on the CVRs can only be made in Cash and/or New Notes (at the option of the Issuers).

         In case the Issuers shall fail forthwith to pay such amounts upon such demand, the Rights Agent, in its own name and as Rights Agent, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuers or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuers or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

         If an Event of Default with respect to the Securities occurs and is continuing, the Rights Agent may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Rights Agent shall deem most effectual to protect and enforce any such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy.

         In case there shall be pending proceedings relative to any of the Issuers or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or Rights Agent in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of any of the Issuers or its property or such other obligor, or in case of any other comparable judicial proceedings relative to any of the Issuers or other obligor upon the Securities, or to the creditors or property of the Issuers or such other obligor the Rights Agent, irrespective of whether the principal of any Securities shall then be due and payable as herein expressed or otherwise and irrespective of whether the Rights Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered (but shall have no obligation) by intervention in such proceedings or otherwise:

         (a) to file and prove a claim or claims for the whole amount owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Rights Agent (including any claim for reasonable compensation to the Rights Agent and each predecessor Rights Agent, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Rights Agent and each predecessor Rights Agent, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to any Issuer or other obligor upon the Securities, or to their respective property;

         (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

         (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Rights Agent on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Rights Agent, and, in the event that the Rights Agent shall consent to the making of payments directly to the Holders, to pay to the Rights Agent such amounts as shall be sufficient to cover reasonable compensation to the Rights Agent, each predecessor Rights Agent and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Rights Agent and each predecessor Rights Agent, except as a result of its negligence or bad faith, and all other amounts due to the Rights Agent or any predecessor Rights Agent pursuant to Section 4.5.

         Nothing herein contained shall be deemed to authorize the Rights Agent to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities, or the rights of any Holder thereof, or to authorize the Rights Agent to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         In any proceedings brought by the Rights Agent (and also any proceedings involving the interpretation of any provision of this Agreement to which the Rights Agent shall be a party) the Rights Agent shall be held to represent all the Holders, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

         Section 8.3 Application of Proceeds. Any monies collected by the Rights Agent pursuant to this Article in respect of any Securities shall be applied in the following order at the date or dates fixed by the Rights Agent upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented Securities if only partially paid or upon surrender thereof if fully paid:

         FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Rights Agent and each predecessor Rights Agent and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Rights Agent and each predecessor Rights Agent, except as a result of its negligence or bad faith, and all other amounts due to the Rights Agent or any predecessor Rights Agent pursuant to Section 4.5;

         SECOND: To the payment of the whole amount then owing and unpaid upon all the Securities, with interest at the Default Interest Rate on all such amounts, and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such amounts without preference or priority of any security over any other Security, ratably to the aggregate of such amounts due and payable; and

         THIRD: To the payment of the remainder, if any, to the Issuers or any other person lawfully entitled thereto.

         Section 8.4 Rights Agent May Enforce Claim Without Possession of Securities. All rights of action and of asserting claims under this Agreement, or under any of the Securities, may be enforced by the Rights Agent without the possession of any of the Securities or the production thereof and any trial or other proceedings instituted by the Rights Agent shall be brought in its own name as Rights Agent, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Rights Agent, each predecessor Rights Agent and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

         Section 8.5 Restoration of Rights on Abandonment of Proceedings. In case the Rights Agent or any Holder shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Rights Agent or to such Holder, then and in every such case the Issuers and the Rights Agent and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuers, the Rights Agent and the Holders shall continue as though no such proceedings had been taken.

         Section 8.6 Limitations on Suits by Holders. No Holder of any Security shall have any right by virtue or by availing of any provision of this Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Rights Agent written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25 percent of the Securities then Outstanding shall have made written request upon the Rights Agent to institute such action or proceedings in its own name as Rights Agent hereunder and shall have offered to the Rights Agent such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Rights Agent for sixty days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Rights Agent pursuant to
Section 8.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Rights Agent, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to effect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this

Section, each and every Holder and the Rights Agent shall be entitled to such relief as can be given either at law or in equity.

         Section 8.7 Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in this Agreement and any provision of any Security, the right of any Holder of any Security to receive payment of the amounts payable in respect of such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 8.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 8.6 and with respect to the replacement or payment of mutilated, destroyed, lost or stolen securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Rights Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of the Rights Agent or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
Section 8.6, every power and remedy given by this Agreement or by law to the Rights Agent or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Rights Agent or by the Holders.

         Section 8.9 Control by Holders. The Holders of a majority of the Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Rights Agent, or exercising any power conferred on the Rights Agent with respect to the Securities by this Agreement; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Agreement; and provided further that (subject to the provisions of Section 4.1) the Rights Agent shall have the right to decline to follow any such direction if the Rights Agent, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Rights Agent in good faith by its board of directors, the executive committee, or a committee of directors or responsible officers of the Rights Agent shall determine that the action or proceedings so directed would involve the Rights Agent in personal liability or if the Rights Agent in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 4.1) the Rights Agent shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

         Nothing in this Agreement shall impair the right of the Rights Agent in its discretion to take any action deemed proper by the Rights Agent and which is not inconsistent with such direction or directions by Holders.

         Section 8.10 Waiver of Past Defaults. In the case of a default or an Event of Default specified in clause (b), (c) or (d) of Section 8.1, the Holders of a majority of all the Securities then Outstanding may waive any such default or Event of Default, and its consequences except a default in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each Security affected.

         Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 8.11 Rights Agent to Give Notice of Default, But May Withhold in Certain Circumstances. The Rights Agent shall transmit to the Holders, as the names and addresses of such Holders appear on the Security Register, notice by mail of all defaults which have occurred and are known to the Rights Agent, such notice to be transmitted within ninety days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "Defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the amounts payable in respect of any of the Securities, the Rights Agent shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a committee of directors or Rights Agents and/or Responsible Officers of the Rights Agent in good faith determines that the withholding of such notice is in the interests of the Holders.

         Section 8.12 Right of Court to Require Filing of Undertaking to Pay Costs. In any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Rights Agent for any action taken, suffered or omitted by it as Rights Agent, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may in its discretion assess reasonable costs against any such party litigant having due regard for the merits of such litigation; provided, however, that this Section shall not apply to any suit instituted by a Rights Agent or a group of Holders holding in the aggregate more than 10% of the Outstanding Securities; provided, further, however that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by any of the Issuers.

                                    ARTICLE 9

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         Section 9.1 Issuers May Consolidate, Etc., Only on Certain Terms. Each of the Issuers shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and each of the Issuers shall not permit any Person to consolidate with or merge into such Issuer or convey, transfer or lease its properties and assets substantially as an entirety to such Issuer, unless:

                           (1) in case such Issuer shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which such Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Issuer substantially as an entirety shall be a corporation, partnership or trust, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Rights Agent, in form satisfactory to the Rights Agent, the due and punctual payment of the amounts on all the Securities and the performance or observance of every covenant of this Agreement on the part of such Issuer to be performed or observed;

                           (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of such surviving entity or any of its Subsidiaries as a result of such transaction as having been incurred by such surviving entity or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                           (3) such Issuer has delivered to the Rights Agent an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Section 9.2 Successor Substituted. Upon any consolidation of an Issuer with, or merger of an Issuer into, any other Person or any conveyance, transfer or lease of the properties and assets of an Issuer substantially as an entirety in accordance with Section 9.1, the successor Person formed by such consolidation or into which such Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Agreement with the same effect as if such successor Person had been named as such Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the Securities.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                ALAMOSA HOLDINGS, INC.


                                By:  ________________________________
                                       Name:
                                       Title:


                                ALAMOSA (DELAWARE), INC.


                                By:  ________________________________
                                       Name:
                                       Title:


                                [----------------------------------],
                                as Rights Agent


                                By:  ________________________________
                                       Name:
                                       Title:

                                                                         ANNEX A

                              ALAMOSA HOLDINGS INC.

                            ALAMOSA (DELAWARE), INC.

No.                                      Certificate for Contingent Value Rights

         This certifies that ____________ or registered assigns (the "Holder") is the registered holder of the number of Contingent Value Rights ("CVRs") set forth above. Each CVR entitles the Holder, subject to the provisions contained herein and in the Agreement referred to on the reverse hereof, to a payment from Alamosa Holdings, Inc., a Delaware corporation (the "Company"), and Alamosa (Delaware), Inc., a Delaware corporation ("Alamosa Delaware" and, together with the Company, the "Issuers") in an amount and in the form determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the Agreement. Such payment shall be made on the Maturity Payment Date, or on the Default Payment Date or the Disposition Payment Date upon the occurrence of an Event of Default or a Disposition, as the case may be, each as defined in the Agreement referred to on the reverse hereof.

         Payment of any amounts pursuant to this CVR Certificate shall be made only upon presentation of this CVR Certificate by the Holder hereof, at the office or agency of the Issuers maintained for that purpose.
[_____________________] has been appointed as Paying Agent in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this CVR Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Rights Agent referred to on the reverse hereof by manual signature, this CVR Certificate shall not be entitled to any benefit under the Agreement, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, each of the Issuers has caused this instrument to be duly executed under its respective corporate seal.


Dated:                                   ALAMOSA HOLDINGS, INC.


                                         By:  ________________________________
                                                Name:
                                                Title:


Attest:                               [SEAL]


                                         ALAMOSA (DELAWARE), INC.


                                         By:  ________________________________
                                                Name:
                                                Title:


Attest:                               [SEAL]

                      [Form of Reverse of CVR Certificate]

         This CVR Certificate is issued under and in accordance with the Contingent Value Rights Agreement, dated as of _____________, 2003 (the "Agreement"), among the Company, Alamosa Delaware and [___________] (the "Rights Agent", which term includes any successor Rights Agent under the Agreement), and is subject to the terms and provisions contained in the Agreement, to all of which terms and provisions the Holder of this CVR Certificate consents by acceptance hereof. The Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuers, the Rights Agent and the Holders of the CVRs. Copies of the Agreement can be obtained by contacting the Rights Agent.

         Subject to adjustment pursuant to Section 3.1(j) of the Agreement, and subject to Section 3.1(k) of the Agreement, the Issuers shall pay to the Holder hereof on the third Business Day following the Maturity Date (the "Maturity Payment Date") an amount, if any, as determined by the Issuers, by which the Target Price, as defined below, exceeds the greater of (i) the Current Market Value, as defined below, and (ii) the Minimum Price, as defined below. Such determination by the Issuers absent manifest error shall be final and binding on the Issuers and the Holder. Maturity Date means [_______], 2004. In connection with such determination, the Issuers shall promptly prepare and deliver to the Rights Agent an Officers' Certificate describing in reasonable detail the calculation in determining the amount of payment, and, if they are making payment in shares of Common Stock and/or New Notes, determining the amount of shares of Common Stock and/or New Notes to be delivered for each CVR. The Issuers shall promptly mail a brief summary of the foregoing certificate to the Holder.

         Subject to adjustment pursuant to Section 3.1(j) of the Agreement and subject to Section 3.1(k) of the Agreement, upon the consummation of a Disposition, as defined below, the Issuers shall pay to the Holder hereof (in Cash, shares of Common Stock and/or New Notes, at the Issuers' sole option) for each CVR represented hereby an amount, if any, as determined by the Issuers, by which the Discounted Target Price, as defined below, exceeds the greater of (i) the amount of cash received for each share of Common Stock by the holders thereof as a result of such Disposition, plus the fair market value, as determined in good faith by an Independent Financial Expert, of the non-cash consideration, if any, received for each share of the Common Stock by the holder thereof as a result of such Disposition, assuming that such holder did not exercise any right of appraisal granted under law with respect to such Disposition, and (ii) the Minimum Price. Such determinations by the Issuers and such Independent Financial Expert absent manifest error shall be final and binding on the Issuers and the Holder. Such payment shall be made on the date (the "Disposition Payment Date") established by the Issuers, which in no event shall be more than 30 days after the date on which the Disposition was consummated. The Issuers shall promptly give the Rights Agent an Officer's Certificate describing in reasonable detail the material terms of such disposition, the amount of the disposition payment and the Disposition Payment Date. The Issuers shall promptly mail a brief summary of the foregoing certificate to each Holder.

         If an Event of Default (except a Liquidation Event (as defined in the Agreement)) occurs and is continuing, then, and in each and every such case, unless all of the Securities shall have already become due and payable, either the Rights Agent or the Rights Agent upon the written request of Holders of not less than 25 percent of the Securities then Outstanding hereunder by notice in writing to the Issuers (and to the Rights Agent if given by the Holders), may declare the Securities to be due and payable immediately, and upon any such declaration the Default Amount shall become immediately due and payable and, thereafter, shall bear interest at the Default Interest Rate until payment is made to the Rights Agent or Paying Agent. If a Liquidation Event occurs, unless all of the Securities shall have already become due and payable, the Securities shall, automatically and without any action by the Rights Agent or any Holder, become and be immediately due and payable, and the Default Amount shall become immediately due and payable and, thereafter, shall bear interest at the Default Interest Rate until payment is made to the Rights Agent or Paying Agent.


         In the event that the Issuers determine in good faith that no amount is payable on the CVRs to the Holder on the Maturity Payment Date or the Disposition Payment Date, as the case may be, the Issuers shall give to the Holder and the Rights Agent notice of such determination. Upon making such determination, absent manifest error, the CVR Certificates shall terminate and become null and void and the Holder hereof shall have no further rights with respect hereto. The failure to give such notice or any defect therein shall not affect the validity of such determination.

         Payment of any amount on each CVR (the "Payment Amount") shall be made only upon presentation by the Holder at the office or agency of the Issuers maintained for that purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Issuers for such purpose. Such payment on each CVR shall be made, in the Issuers' sole discretion, (i) in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts ("Cash") in an amount equal to the Payment Amount; provided, however, the Issuers may pay such amounts by wire transfer or check payable in such money, or (ii) by delivering New Notes with an aggregate Value equal to such Payment Amount, or (iii) by delivering shares of Common Stock with an aggregate Value equal to such Payment Amount, or
(iv) by delivering a combination of Cash, New Notes and/or Common Stock with an aggregate Value equal to the Payment Amount; provided, however, that, subject to the next paragraph, the form of the Payment Amount and, if the Issuers elect to pay the Payment Amount in a combination of forms, the relative amount of each such form, shall be identical for each CVR. For purposes of this CVR Certificate, (A) the "Value" of Cash shall be the nominal value thereof, (ii) the "Value" of each share of Common Stock shall be $2.82, subject to adjustment as set forth in Section 3.1(j) (the "Common Stock Value"), and (iii) the "Value" of each 11% Senior Note shall be such note's principal amount, and (iv) the "Value" of each 12% Senior Note shall be such note's accreted value on the date of payment.

         If the Issuers elect to make any payments pursuant to the preceding paragraph by delivering New Notes, any such payment made in respect of a Security originally issued in exchange for 13-5/8% Senior Notes or 12-1/2% Senior Notes will be made in New Senior Notes, and any payment made in respect of a Security originally issued in exchange for 12-7/8% Senior Discount Notes will be made in New Senior Discount Notes.

         If the closing prices of the Common Stock during 20 of any 30 consecutive Trading Days in the Valuation Period are greater than the Target Price, the CVRs will automatically be extinguished without further consideration or action by the Issuers or the Holders (the "Automatic Extinguishment"); provided that the Issuers shall (i) promptly prepare an Officers' Certificate stating that an Automatic Extinguishment has occurred and briefly stating the facts accounting for such Automatic Extinguishment, (ii) promptly file with the Rights Agent a copy of such certificate and (iii) promptly mail a brief summary thereof to the Holder. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system or as quoted by the Nasdaq National Market with respect to securities listed or admitted to trading on another national securities exchange or quoted by the Nasdaq National Market, respectively, or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or quoted by the Nasdaq National Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other quotation system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Issuers.

         Each CVR shall automatically be extinguished without further consideration or action by the Issuers or the Holder at such time as such CVR's related share of Preferred Stock shall be converted into shares of Common Stock pursuant to Section 8 of the Certificate of Designations, Powers, Preferences and Rights of the Preferred Stock, and all obligations of the Issuers under the Agreement as they relate to such CVR shall terminate and be of no further force or effect.

         Notwithstanding any provision of the Agreement or of this CVR Certificate to the contrary, other than in the case of interest on the Default Amount, no interest shall accrue on any amounts payable on the CVRs to the Holder.

         "Current Market Value" means the sum of the Weighted Average Price for all Trading Days during the Valuation Period.

         "Default Amount" means the amount, if any, by which the Discounted Target Price exceeds the Minimum Price.

         "Discounted Target Price" means $3.40 discounted from the Maturity Date back to the Disposition Payment Date or the Default Payment Date, as the case may be, at a per annum rate of 10%. In each case, upon each occurrence of an event specified in Section 3.1(j) of the Agreement, such amount, as it may have been previously adjusted, shall be adjusted pursuant to such Section 3.1(j).

         "Disposition" means (i) a merger, consolidation or other business combination involving the Company as a result of which no shares of Common Stock shall remain outstanding, or (ii) a sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company; unless in the case of clauses (i) and (ii) such transaction is in connection with a transaction in which all of the shares of Common Stock are exchanged solely for other publicly traded equity securities of the Company or another Person, the successor assumes the obligations of the Issuers relating to the Securities, and appropriate adjustments are made to the Target Price, the Minimum Price, the Discounted Target Price, the Common Stock Value and other terms hereof to reflect such transaction and the economic benefits intended to be confirmed on the Securities under the Agreement.

         "Independent Financial Expert" means an independent nationally recognized investment banking firm.

         "Intra-Day Average Price" means, for any Trading Day, the average of the high and low sale price, regular way, or, in case no sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system or as quoted by the Nasdaq National Market with respect to securities listed or admitted to trading on another national securities exchange or quoted by the Nasdaq National Market, respectively, or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or quoted by the Nasdaq National Market, the average of the high and low quoted prices or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other quotation system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Issuers.
                                       A-6

         The "Minimum Price" means $2.82. Upon each occurrence of an event specified in Section 3.1(j) of the Agreement, such amount, as it may have been previously adjusted, shall be adjusted pursuant to Section 3.1(j) of the Agreement.

         "Reporting Service" means Bloomberg L.P. or, if the trading volume of the shares of Common Stock is not reported for any Trading Day on Bloomberg L.P., "Reporting Service" shall mean a financial information company selected in good faith by the Issuers.

         The "Target Price" means $3.40. Upon each occurrence of an event specified in Section 3.1(j) of the Agreement, such amount, as it may have been previously adjusted, shall be adjusted pursuant to Section 3.1(j) of the Agreement.

         "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

         "Valuation Period" means the six-month period immediately preceding (and including) the Maturity Date.

         The "Weighted Average Price" means, for each Trading Day, the product of: (a) the Intra-Day Average Price for such Trading Day, and (b) the quotient obtained by dividing (i) the trading volume of shares of Common Stock for such Trading Day (as reported by the Reporting Service), by (ii) the aggregate trading volume of shares of Common Stock during the Valuation Period (as reported by the Reporting Service).

         The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the holders of CVRs under the Agreement at any time by the Issuers and the Rights Agent with the consent of the holders of a majority of the CVRs at the time outstanding.

         No reference herein to the Agreement and no provision of this CVR Certificate or of the Agreement shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the Agreement at the times, place, and amount, and in the cash or securities of the Issuers, herein prescribed.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of the CVRs represented by this CVR Certificate is registrable on the Security Register of the Issuers, upon surrender of this CVR Certificate for registration of transfer at the office or agency of the Issuers maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form

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



reasonably satisfactory to the Issuers and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new CVR Certificates, for the same amount of CVRs, will be issued to the designated transferee or transferees. The Issuers hereby initially designate the office of [______________] the office for registration of transfer of this CVR Certificate.

         As provided in the Agreement and subject to certain limitations therein set forth, this CVR Certificate is exchangeable for one or more CVR Certificates representing the same number of CVRs as represented by this CVR Certificate as requested by the Holder surrendering the same.

         No service charge will be made for any registration of transfer or exchange of CVRs, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to the time of due presentment of this CVR Certificate for registration of transfer, the Issuers, the Rights Agent and any agent of the Issuers or the Rights Agent may treat the Person in whose name this CVR Certificate is registered as the owner hereof for all purposes, and neither the Issuers, the Rights Agent nor any agent shall be affected by notice to the contrary.

         All capitalized terms used in this CVR Certificate without definition shall have the meanings assigned to them in the Agreement.

         Neither any of the Issuers nor the Rights Agent has any duty or obligation to the holder of this CVR Certificate, except as expressly set forth herein or in the Agreement.

         RIGHTS AGENT'S CERTIFICATE  OF AUTHENTICATION

         This is one of the CVR Certificates referred to in the within-mentioned Agreement.

                                       ______________________, as Rights Agent




Dated: ____________________            By _____________________________________
                                                  Authorized Signatory








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